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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-55425 of Honeywell International Inc. on Form S-3 of our report dated February 10, 1999 appearing in the Annual Report on Form 10-K of Honeywell International Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Parsipanny, New Jersey
February 29, 2000